Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (No. 333-55769) and Form S-8 (Nos. 333-61239, 333-12159 and 333-12157) of Regent Assisted Living, Inc. of our report dated March 30, 2001, except for Notes 12 and 13, as to which the date is July 10, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP

Portland, Oregon
March 30, 2001, except for Notes 12 and 13, as to which the date is July 10, 2001